Exhibit 10.49

English Translation

Lease Contract

Party A: Shanghai Hexiang Information Technology Co., Ltd. (hereinafter “Party A”)

Legal Representative: Jian Zhou

Address: 188 Mingnan Road, Industry Park of Zhongshan Street, Songjiang District

Tel: 13601722652

Party B: Shanghai Mecox Lane International Mailorder Co., Ltd. (hereinafter “Party B”)

Address: 22th Floor, Building 20, 487 Tianlin Road, Shanghai

Legal Representative: Alfred Beichun Gu

Tel: 64950500

In accordance with the “Contract Law of the People’s Republic of China,” the parties hereto have reached unanimity through friendly consultations and entered into this Contract in respect of the leasing of the Premise.

Article 1 The Premise

1.1 Party A leases Column A the premises located at Column B, Industry Park of Zhongshan Street, Songjiang District (the “Premise”) for the purpose of production, office and warehouse. Party A shall provide relevant legal documents and ensure that the Premise shall pass through procedures of environmental assessment, fire-control, business license, and so on, to meet the need of Party B for office and production.

1.2 The Premise is Column C of the Industry Park. The main building of the Premise is Column D square meters.

Article 2 Lease Term and Rental-free Period

2.1 The lease term shall be 5 years, commencing on Column E and expiring on Column F. If the Premise can be handed over early, Column A shall determine the date of moving-in according to the actual need of Column A. After the Premise is handed over, Column A may enter into the Premise for matters of necessary installation of equipment, decoration, re-construction, and so on. Party A ensures that it shall hand over the Premise to Column A before Column E. Otherwise, for every single day of delay, Party A shall pay respectively to Column A the liquidated damages equal to 0.15% of the monthly rent.

2.2 If a party wishes to renew the lease, a written notice shall be provided to the other parties 6 months prior to the expiration of the tenancy. Subject to consent to the renewal of the parties, a new lease contract shall be executed. Column A have the priority to renew the lease on the same condition.

2.3 The rental-free period shall be Column G days (for Party B to carry in its goods). However, the newly built premises shall comply with the actual usage of Column A (as a ware house) and pass through all the fire-control inspection (such as smoke detector). The rental-free period shall start from the moving-in day of Column A, after the expiration of which the rent shall be charged. Meanwhile, Party A shall be responsible for the decoration of toilets of the newly built premises and ensure to complete the decoration before the moving-in of Column A.

Article 3 Leasing Fees

3.1 The rent of the Premise shall be Column H per day per square meter. The annual rent shall be Column I.

3.2 The rent for the renewal shall be decided through consultation by the parties in accordance with the market prices.

3.3 Other Fees

3.3.1 Column A shall bear the fees of property management, drainage, water, electricity, and so on.

3.3.2 Charges for land-using shall be born by Party A.

3.3.3 Taxes incurred from the lease shall be born by the parties respectively in accordance with relevant laws and regulations.

Article 4 Payment of Rental Fees

4.1 The rent shall be paid through bank transfer.

4.2 Upon execution of this contract, Column A shall pay Party A a Deposit equal to the rent of one month. Party A shall issue the corresponding receipt. On expiration of the tenancy, the Deposit shall be used to offset the rent for the last month.

4.3 The rent shall be pre-paid monthly. Column A shall pay Party A the rent before the 8th day of every month on receipt issued by Party A.

Article 5 Ownership of Additional Materials

5.1 If Column A need to decorate or re-construct the Premise during the tenancy, the consent of Party A shall be obtained. Column A shall be responsible to recover the Premise on expiration of the re-construction period if such re-construction would not affect the main structure of the Premise. If it needs the approval of the related departments in accordance with the rules and regulations, such approval shall be applied for before the re-construction.

5.2 The ownership of the equipment and additional materials installed in the decoration or re-construction shall belong to Party B. Party B may remove them freely on expiration of this Contract.

Article 6 Early Termination of this Contract

6.1 Column A shall not early terminate this Contract without written consent of Party A. If Column A really need to early surrender this Contract, they shall inform Party A upon a written notice 6 months in advance and pay Party A the liquidated damages equal to the rent of Column J.

6.2 Party A shall not early terminate this Contract without written consent of Column A. If Party A really needs to early surrender this Contract, it shall inform Column A upon a written notice 6 months in advance and pay Column A the liquidated damages equal to the rent of Column J upon the consent of Column A, to make up for the losses of breakdown of work and production, costs for removal of the equipment, the difference of rent, and the expenses for claiming the rights suffered by Column A.

6.3 In the event that the rent have been due and unpaid for three months or more by Column A, Party A may terminate this Contract and consider Column A as having breached this Contract.

Article 7 Responsibilities of Party A

7.1 Party A ensures its legal ownership of the Premise. In the event that Column A are unable to use the Premise or unable to use it normally resulting from any third party’s claim, Column A may terminate this Contract and consider Party A as having breached this Contract. Party A shall pay Column A the liquidated damages equal to the rent of Column J, to make up for the losses of breakdown of work and production, costs for removal of the equipment, the difference of rent, and the expenses for claiming the rights suffered by Column A.

7.2 Party A shall be responsible to assist Column A to co-ordinate with related departments in the procedures in relation to the Premise, in order for Column A to use the Premise normally.

7.3 Party A shall be responsible for the structural maintenance and reparation of the Premise. In the event that Column A discover any damage of the structural facilities of the Premise, it shall notify Party A promptly for reparation. Party A shall repair them within 2 days from the date of receiving the notice. If Party A fails to repair in time, Column A may repair them at the cost of Party A.

Article 8 Responsibilities of Column A

8.2 Party B shall make proper use of and maintain the properties of the Premise and pay attention to the security of fire-control, electricity, and so on (except for force majeure). Party B shall eliminate promptly all possible breakdowns or risks to avoid all possible hidden dangers. In the event that any accident occurs from the production or business of Party B, Party B shall be responsible for the handling of such accidents.

Article 9 Termination of this Contract

Column A shall move out of the Premise Column K the termination of this Contract or expiration of the tenancy and return the Premise to Party A, unless the parties reach an agreement of renewal.

Article 10 Governing Laws

10.1 Any dispute arising from the performance of this Contract shall be settled by negotiation. If the parties are unable to resolve the dispute through negotiation, either party may bring a lawsuit to the people’s court of Songjiang District.

10.2 This Contract shall be governed by and the disputes shall be resolved in accordance with the laws of the People’s Republic of China.

Article 11 Other Provisions

11.1 The Premise shall be built in accordance with the needs of Party B. The construction requirements shall refer to the supplemental agreement.

11.2 In the event that the land where the Premise is located is requisitioned by the State or the collectives, the parties shall terminate this Contract. However, the compensation for the losses of Column A incurred from the business or move shall belong to Column A. Other compensation for the losses of over ground properties shall belong to Party A.

11.3 If this Contract has any outstanding matter, it can be settled by supplemental agreement upon negotiations of the parties. The supplemental agreement shall be an attachment of this Contract which has the same validity hereto.

11.3 This contract shall have Column L originals, and each party shall hold 2 originals.

Article 12 Effectiveness

This Contract shall become effective after being signed and sealed by the parties.

Party A: Shanghai Hexiang Information Technology Co., Ltd.

(Seal)

[seal: Shanghai Hexiang Information Technology Co., Ltd.]

Authorized Agent:

Party B: Shanghai Mecox Lane International Mailorder Co., Ltd.

(Seal)

[seal: Shanghai Mecox Lane International Mailorder Co., Ltd.]

Authorized Agent:

Date: Column M

	Column A	Column B	Column C	Column D	Column E	Column F	Column G	Column H	Column I	Column J	Column K	Column L	Column M	Additional Clauses
1	Party B and Party C	No.1 and No.2 Buildings, 188 Mingnan Road	No.1 and No.2 Buildings	9,288.13	June 1, 2009	May 30, 2014	7	RMB0.62	RMB2,101,903.60 (in capital: RMB two million one hundred and one thousand nine hundred and three point six yuan)	one year	on the date of	six	December 10, 2008

Party C: Shanghai Post Corporation Songjiang Post Office (hereinafter “Party C”) Authorized Agent:

Tel: 57814852

4.1 Party B and Party C shall respectively bear 50% of the rent.

6.3 (In the event that only one party of Party B and Party C default on the payment, such party shall bear all the liabilities of breach of contract.)

8.1 Party B and Party C shall have the exclusive right to use the accessory facilities of the Premise during the tenancy. Party B and Party C shall be responsible for the maintenance and annual inspection of the special facilities for the use by Party B and Party C inside the Premise other than the main structure of the Premise.

8.3 During the tenancy, Party B shall take good care of the Premise and the greening inside or outside the Premise and keep the environment clean around the Premise. In the event of any damage of the Premise resulting from the improper use by Party B, Party B shall be responsible to repair it at its own cost.

2	Party B	518 Mingnan Road & Zhongkai Road	No.3 Building	3,680	November 1, 2009	October 30, 2014	15	RMB0.52	RMB698,464 (in capital: RMB six hundred and ninety-eight thousand four hundred and sixty-four yuan only)	half a year	within 10 days from	four	November 1, 2009

2.1 In the event that Party A fails to hand over the Premise punctually for 20 days or more, Party B is entitled to cancel this Contract and require Party A to return double of the Deposit.

3.1 The monthly rent shall be RMB58,205.3 (in capital: RMB fifty-eight thousand two hundred and five point three yuan).

3.3.1 The property management fee includes fees for cleaning, greening and security guard. An independent meter of water and electricity shall be installed.

4.2 In case of early termination of this Contract, the Deposit shall be returned in full.

4.3 Party A shall forward the invoice of the rent for the month to Party B on the first working day of every month. Water and electricity fees shall be paid by Party A on behalf of Party B. Party B shall, in accordance with the reading of the meter confirmed by both parties and the unit price stipulated by the State, transfer the relevant amount to the account of Party A.

7.4 Party B shall have the exclusive right to use the accessory facilities of the Premise during the tenancy. Party A shall be responsible for the maintenance and annual inspection of the main structure of the Premise.

8.1 During the tenancy, Party B shall be responsible to maintain the consumables (such as lamps, pipes, and so on) inside the Premise.

Party C: Shanghai Post Corporation Songjiang Post Office

(Seal)

[seal: Shanghai Post Corporation Songjiang Post Office]